This Pricing Supplement, filed pursuant to Rule 424(b)(2), relates to Registration Statement No.333-30879 and to each Prospectus dated 2/23/1998 and to each Prospectus Supplement dated  9/17/1998
                                                                               .
PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
February 17, 1998 TO PROSPECTUS DATED February 23, 1998
                                                                               .
                                                                               .
Pricing Supplement:      2
                                                                               .
Dated:  11/09/1998
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                      Sears Roebuck Acceptance Corp.
                                                                               .
                                                                               .
                       Medium-Term Note Series     V
                              (Fixed Rate)
                                                                               .
                                                                               .
                   Due at least 9 months from date of issue
Interest payable each February  15 and August    15 and at Maturity
                                                                               .
Principal Amount of Note:                   $    5,000,000
                                                                               .
Settlement Date (Original Issue Date):      11/20/1998
                                                                               .
Maturity Date:                              11/20/2008
                                                                               .
Interest Rate Per Annum:                      6.00000%
                                                                               .
Agent Discount or Commission:                 1.5000%
                                                                               .
Agent:                                       Merrill Lynch & Co.
                                                                               .
Agent Capacity:                              Principal
                                                                               .
Specified Currency:                         US $
                                                                               .
                                      (If Other than U.S. Dollars, see attached)
                                                                               .
Redemption Commencement Date:               NOT APPLICABLE
                                                                               .
Form of Purchased Notes:                    DTC
                                                                               .
                                                                               .
                                                                               .
Other: Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any single transaction.
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